UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Segall Bryant & Hamill Trust
(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Pictoria Drive Suite 450 Cincinnati, Ohio	45246

(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value per share	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333- 240059.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of the Segall Bryant & Hamill Select Equity ETF, a series of Segall Bryant & Hamill Trust (the “Registrant”), is incorporated herein by reference to Post-Effective Amendment No. 136 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on August 25, 2023. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Numbers are as follows:

Series Name	EIN
Segall Bryant & Hamill Select Equity ETF	93-2281894

ITEM 2. EXHIBITS

1.	The Registrant’s Agreement and Declaration of Trust is included as an exhibit to the Amended and Restated Declaration of Trust of Registrant dated November 19, 1987 is incorporated herein by reference to Exhibit (1)(a) to Post-Effective Amendment No. 45 as filed with the Commission on September 27, 1996 (Registration No. 2-75677).

2.	The Registrant’s By-Laws are included as an exhibit to the
Registrant’s Amended and Restated Code of Regulations dated October 24, 1995 is incorporated herein by reference to Exhibit 2(a) to Post-Effective Amendment No. 45 as filed with the Commission on September 27, 1996 (Registration No. 2-75677).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  August 25, 2023

SEGALL BRYANT & HAMILL TRUST

By: /s/ Carolyn Goldhaber

Name: Carolyn Goldhaber

Title: President and Principal Executive Officer